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                                                                    Exhibit 10.2

                            INTER-COMPANY AGREEMENT

     THIS INTER-COMPANY AGREEMENT (the "Agreement") is made and entered into as of September 23, 1999 between CMGI Inc., a Delaware corporation ("CMGI"), and Engage Technologies, Inc., a Delaware corporation and a majority-owned subsidiary of CMGI ("Engage").

     WHEREAS, pursuant to that Agreement and Plan of Merger and Contribution (the "Merger Agreement") entered into as of September 23, 1999 by and among CMGI, Engage, AK Acquisition Corp., a California corporation and a wholly-owned subsidiary of CMGI ("Transitory Subsidiary"), AdKnowledge Inc., a California corporation (the "Company"), and Steve Findley, John Mracek and Kevin Wandryk (collectively, the "Shareholder Representative"), CMGI and Engage contemplate:

           First, a merger of Transitory Subsidiary with and into the Company (the "Merger"), with the Company being the surviving corporation (the "Surviving Corporation"). In the Merger, (i) all the shareholders of the Company holding shares of Company Preferred Stock (as defined in the Merger Agreement) will receive (A) an aggregate of approximately $170,000,000 of shares of the common stock, $.01 par value par share, of CMGI ("CMGI Common Stock") and (B) shares of a new class of common stock of Surviving Corporation, $.01 par value per share ("Surviving Corporation Common Stock"), in exchange therefor, (ii) all the shareholders of the Company holding shares of the Company's common stock ("Company Common Stock") will receive shares of Surviving Corporation Common Stock in exchange therefor (the Surviving Corporation Common Stock issued under (i) and (ii) shall aggregate approximately 12% of the issued and outstanding Surviving Corporation Common Stock), and (iii) CMGI will receive Surviving Corporation Common Stock in exchange for the common stock, $.01 par value per share, of Transitory Subsidiary ("Transitory Subsidiary Stock"), in an aggregate amount equal to approximately 88% of the issued and outstanding Surviving Corporation Common Stock. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

           Second, all the shareholders of the Surviving Corporation (including
     CMGI) will contribute their Surviving Corporation Common Stock to Engage in exchange for an aggregate of approximately $193,000,000 of Engage's common stock, $.01 par value per share ("Engage Common Stock"), in a transaction intended to qualify as a transaction under Section 351 of the Code (the "Contribution").

           Third, Engage will consummate a California short-form merger between the Surviving Corporation and a wholly-owned subsidiary of Engage ("Engage Sub"), pursuant to which Engage Sub will merge with and into the Surviving Corporation, with the Surviving Corporation being the surviving corporation in such merger and the remaining holders of Surviving Corporation Common Stock will receive Engage Common Stock in exchange therefor;
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     WHEREAS, CMGI will hold over 80% of the capital stock of Engage after consummation of the transactions contemplated by the Merger Agreement.
     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and other good and valuable consideration, the parties hereto hereby agree as follows:

     1.    Merger Agreement Transactions.
           -----------------------------

           (a)    Contribution. CMGI hereby agrees, at the Contribution Closing,
                  ------------
to contribute to Engage, and Engage hereby agrees to accept from CMGI, all shares of Surviving Corporation Common Stock held by CMGI on the terms and conditions outlined in the Merger Agreement.

           (b)    Merger Dissenting Shares. In the event CMGI is required to pay
                  ------------------------
any cash payments or other property to Company Shareholders arising from the exercise of their dissenters' rights in connection with the Merger ("Appraisal Payments"), Engage shall immediately reimburse CMGI in cash or other property, as the case may be, for any and all such Appraisal Payments.

           (c)    Returned Escrow Shares. In the event that Escrow Shares are
                  ----------------------
released from the Escrow and delivered to CMGI pursuant to the terms of the Merger Agreement and the Escrow Agreement (the "Returned Escrow Shares"), CMGI shall pay to Engage in cash or other property as mutually agreed upon by the parties a sum equal to the value of the Returned Escrow Shares, valued as provided in Section 5 of the Escrow Agreement.

           (d)    Loan.
                  ----

                  (i) In the event that CMGI makes the Loan to the Company pursuant to the terms of Section 5.14 of the Merger Agreement, Engage shall immediately upon the request of CMGI reimburse CMGI for the amount of the Loan. Thereupon, (A) CMGI shall assign all of its rights under the promissory note evidencing the Loan to Engage, and (B) CMGI shall assign to Engage all of CMGI's rights under any agreements or documents evidencing its perfected first priority security interest in the Company Intellectual Property or the warrants granted to CMGI to purchase a total of four percent (4%) of the Total Outstanding Company Common Stock at an exercise price of $.01 per share granted pursuant to such Section 5.14.

                  (ii) In the event that CMGI makes the Loan to the Company pursuant to the terms of Section 5.14 of the Merger Agreement and Engage reimburses CMGI for the amount of the Loan pursuant to subsection (i) above and the Company terminates the Merger Agreement as provided in such Section 5.14 pursuant to Section 10.1(c) (insofar as it relates to CMGI or the Transitory Subsidiary), 10.1(e) or 10.1(g) (insofar as it relates to CMGI or the Transitory Subsidiary), and the Company's obligation to repay the Loan is forgiven as liquidated damages as provided for therein, promptly following such termination, CMGI shall reimburse Engage for the amount of the Loan.

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           (e)    Reimbursement of Advances. In the event that CMGI advances
                  -------------------------
funds or other property to the Company prior to the Contribution Closing Date, Engage shall reimburse CMGI for the amount of such advances immediately following the Contribution Closing.

           (f)    No Remedy. Engage agrees and acknowledges that it shall have
                  ---------
no remedies under Article VIII of the Merger Agreement against CMGI or the Transitory Subsidiary for any indemnification claim which it may have under such
Article VIII and that it shall not seek to assert any right to indemnification under such Article VIII against CMGI or the Transitory Subsidiary.

           (g)    Responsibility for Representations. As between CMGI and
                  ----------------------------------
Engage, any liability arising from a breach of any representation in Article IV of the Merger Agreement relating to CMGI shall be the responsibility of CMGI and any liability arising from a breach of any representation in Article IV relating to Engage shall be the responsibility of Engage.

           (h)    Responsibility for Covenants. As between CMGI and Engage, any
                  ----------------------------
liability arising from a breach of any covenant in Article V of the Merger Agreement relating to CMGI shall be the responsibility of CMGI and any liability arising from a breach of any covenant in Article V relating to Engage shall be the responsibility of Engage.

     2.    Miscellaneous.
           -------------

           (a)    No Third Party Beneficiaries. The purpose of this Agreement is
                  ----------------------------
to provide for the equitable adjustment of amounts due Engage and CMGI with respect to the acquisition of the Company by Engage as set forth above and shall not under any circumstances be deemed to create any rights in, or confer any benefits upon, any third party or parties (including, without limitation, the former Company Shareholders) in any respect. Nothing herein shall be construed as waiving or affecting any respective rights of the parties hereto with respect to any amounts held in the Escrow or with respect to any indemnification obligations or otherwise.


           (b)    Entire Agreement. This Agreement and the Merger Agreement and
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the documents referred to herein and therein constitute the entire agreement among CMGI and Engage and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

           (c)    Succession and Assignment. This Agreement shall be binding
                  -------------------------
upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

           (d)    Counterparts and Facsimile Signature. This Agreement may be
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executed in two or more counterparts, each of which shall be deemed an original but all of

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which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

           (e)    Headings. The section headings contained in this Agreement are
                  --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

           (f)    Notices. All notices, requests, demands, claims, and other
                  -------
communications hereunder shall be in writing and shall be delivered as provided in the Merger Agreement.

           (g)    Governing Law. This Agreement shall be governed by and
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construed in accordance with the internal laws of the Commonwealth of
Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the Commonwealth of Massachusetts.

           (h)    Amendments and Waivers. The parties may mutually amend any
                  ----------------------
provision of this Agreement at any time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

           (i)    Severability. Any term or provision of this Agreement that is
                  ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

           (j)    Construction. The language used in this Agreement shall be
                  ------------
deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

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           (k)    Capitalized terms. Capitalized terms used herein which are
                  -----------------
defined in the Merger Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        CMGI, INC.


                                        By:    /s/ Andrew J. Hajducky III
                                           ----------------------------------
                                            Name:  Andrew J. Hajducky III
                                            Title: Chief Financial Officer


                                        ENGAGE TECHNOLOGIES, INC.


                                        By:    /s/ Stephen Royal
                                           ----------------------------------
                                            Name:  Stephen Royal
                                            Title: Chief Financial Officer

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